EXHIBIT 99.5

AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT

THIS AMENDED AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of September 19, 2008, by and among the following parties:

PARTIES:
VIKING ASSET MANAGEMENT, LLC, a California limited liability company, as collateral agent for the Buyers (as defined in the Purchase Agreement described below) parties to that certain Securities Purchase Agreement dated as of April 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among South Texas Oil Company, a Nevada corporation, and the “Buyers” party thereto (in such capacity, the “Subordinated Creditor”)
VIKING ASSET MANAGEMENT, LLC, a California limited liability company, as collateral agent for the Buyers (as defined in the Bridge Purchase Agreement described below) parties to that certain Securities Purchase Agreement dated as of September 19, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Bridge Purchase Agreement”), by and among South Texas Oil Company, a Nevada corporation, and the “Buyers” party thereto (in such capacity, the “Senior Creditor”; and together with the Subordinated Creditor, the “Creditors”)
STO Operating Company, a Texas corporation (“Customer”)
WELLS FARGO BANK, NATIONAL ASSOCIATION (“Depository”)

BACKGROUND:

Customer has granted to each Creditor a security interest in a deposit account maintained by Customer with Depository and in all funds now in, or hereafter deposited into, that account, including any interest earned thereon. The parties are entering into this Agreement to perfect Creditors’ security interests in that account.

NOW, THEREFORE, in consideration of their mutual covenants and promises, the parties agree as follows:

AGREEMENT:

1. The Account. Depository represents and warrants to each Creditor that:

(a) Customer maintains deposit account number 7476-409011 with Depository (said account and, if it is a certificate of deposit or other time deposit, any renewal thereof shall be referred to as the “Account”). The Account is a demand deposit account.

(b) As of the date of this Agreement Depository does not know of any claim to or interest in the Account, except for claims and interests of the parties hereto.

2. Control of Account by Creditors; Customer’s Rights in Account.

(a) Depository will comply with instructions (“Orders”) originated by Controlling Creditor for the disposition of funds in the Account without further consent from Customer or the other Creditor and without regard to any inconsistent or conflicting Orders given to Depository by Customer or the other Creditor. In addition, at all times when Subordinated Creditor is not the Controlling Creditor, Depository will also, if, and only if, consented to in writing by Senior Creditor, comply with all Orders originated by Subordinated Creditor for the disposition of funds in the Account without further consent from Customer and without regard to any inconsistent or conflicting Orders given to Depository by Customer provided that Depository shall, in all cases, have a reasonable period of time to comply with any Order. As used herein, “Controlling Creditor” means (i) Senior Creditor, until such time as Senior Creditor has provided the Depository with a written notice that Senior Creditor has ceased to be the Controlling Creditor hereunder (such notice being the “Controlling Creditor Notice”), and (ii) thereafter, “Controlling Creditor ” shall mean the Subordinated Creditor. It is understood and agreed hereby that the Depositor shall rely exclusively on a Controlling Creditor Notice as to the determination of whether the Senior Creditor or the Subordinated Creditor is the Controlling Creditor hereunder and shall be under no obligation to make any independent investigation thereof.

(b) The provisions of the paragraph checked below shall apply (only one of the paragraphs below should be checked, and if none or both of them are checked, then the provisions of the first paragraph titled “Account Not Restricted Immediately” shall apply):

_X__ Account Not Restricted Immediately. Notwithstanding the provisions of Section 2(a) hereof, unless and until Controlling Creditor delivers to Depository an Order directing Depository not to act on Customer’s Orders (a “Control Notice”), Depository may continue to comply with Orders originated by Customer, including Orders for the withdrawal of funds from the Account, the payment of interest earned on the Account and the renewal or closing of the Account.

___ Account Restricted Immediately. Except as provided in this Agreement or as otherwise agreed to by Controlling Creditor in writing, as of and after the date of this Agreement Customer may not make debits to or withdrawals from the Account and shall have no access to the Account, and Controlling Creditor shall have exclusive access to the Account. If the Account is a certificate of deposit or other time deposit, then at the expiration of its term, unless Depository has received an Order to the contrary from Controlling Creditor, the Account shall be renewed for a term, which is equal to the immediately preceding term.

(c) Before Controlling Creditor attempts to give Depository any Orders concerning the Account, Controlling Creditor shall deliver to Depository such documentation as Depository may from time to time reasonably request to evidence the authority of those partners, officers, employees or agents whom Controlling Creditor may designate to give Orders.

(d) Unless otherwise agreed in writing between Depository and Controlling Creditor, Depository will transfer funds from the Account to Controlling Creditor in response to an Order from Controlling Creditor in accordance with this Agreement on a Banking Day (a day on which Depository is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday), if Depository receives the Order on such Banking Day before the deadline established by Depository from time to time for such transfer requests, and the amount requested to be transferred does not exceed the collected and available balance in the Account at the beginning of such Banking Day as determined by Depository after deducting the amount of all Returned Items (as defined in Section 3(a) hereof).

(e) Unless otherwise agreed in writing between Depository and Controlling Creditor, transfers of funds from the Account to Controlling Creditor shall be made using the Fedwire system unless for any reason the Fedwire system is unavailable, in which case Depository will determine the funds transfer system to be used in making such transfer and the means by which such transfer will be made. Controlling Creditor shall provide Depository with such information as Depository may require to make such transfer, including the name and routing number of Controlling Creditor’s bank and the account number of Controlling Creditor’s account at such bank to which the funds are to be transferred. Customer and Controlling Creditor understand that a funds transfer by Depository may be delayed or not made if the transfer would cause Depository to violate any applicable law or regulation.

3. Priority of Creditors’ Security Interest; Rights Reserved by Depository.

(a) All of Depository's present and future rights against the Account are subordinate to Creditors’ security interests therein; provided however, that Creditors agree that nothing herein subordinates or waives, and that Depository expressly reserves, all of Depository's present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Depository under law or any other agreement between Depository and Customer concerning the Account, or otherwise) with respect to: (i) any item deposited to the Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Depository of breach of transfer or presentment warranty under the Uniform Commercial Code, as adopted in the applicable state; (iii) any automated clearing house (“ACH”) entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; (v) any credit to the Account made in error; and (vi) Depository’s usual and customary charges for services rendered in connection with the Account. Items, entries, and transactions described in clauses (i) through (v) of this paragraph are hereinafter collectively referred to as “Returned Items”.

(b) Except as otherwise required by law, Depository will not agree with any third party to comply with Orders originated by such third party.

4. Returned Item Amounts. Customer and Creditors understand and agree that Depository will collect the amount of each Returned Item by debiting the Account. Customer shall pay the amount of each Returned Item immediately upon demand to the extent there are not sufficient funds in the Account to cover such amount on the day of the debit. Controlling Creditor shall pay to Depository, within twenty (20) days after demand on Controlling Creditor by Depository, any such amount that has not been paid in full by Customer within ten (10) days after demand on Customer by Depository to the extent that a Control Notice was in effect at the time the Returned Item arose and the Controlling Creditor received proceeds from the corresponding Returned Item; provided however, that if Depository is stayed from making such demand upon Customer as a result of a bankruptcy or similar proceeding, then Depository shall be deemed to have made such demand upon Customer at the commencement of such proceeding. Depository agrees that any demand upon Controlling Creditor for payment of such amount shall be made within one hundred twenty (120) days after termination of this Agreement.

5. Statements; Notices of Adverse Claims. Depository will send copies of all statements for the Account simultaneously to Customer and Creditors. Depository may disclose to any Creditor such other information concerning the Account as such Creditor may from time to time request; provided however, that Depository shall have no duty or obligation to comply with any such request. Except as otherwise required by law, Depository will use reasonable efforts promptly to notify Creditors and Customer if Depository receives a notice that any other person claims that it has a property interest in the Account. Customer and each Creditor shall have thirty (30) days after receipt of a statement of the Account to notify Depository of an error in such statement. Depository’s liability for any such error is limited in accordance with Section 6 hereof.

6. Depository’s Responsibility.

(a) Except for permitting a withdrawal in violation of Section 2 hereof, Depository will not be liable to any Creditor for complying with Orders from Customer that are received by Depository before Depository receives and has a reasonable opportunity to act on a contrary Order from such Creditor.

(b) Depository will not be liable to Customer for complying with Orders originated by Controlling Creditor, even if Customer notifies Depository that Controlling Creditor is not legally entitled to issue Orders, unless Depository takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and has had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of Depository except for those expressly set forth herein. In particular, Depository need not investigate whether any Creditor is entitled under such Creditor’s agreements with Customer to give Orders. Depository may rely on any and all notices and communications it believes are given by the appropriate party.

(d) Depository will not have any liability to Customer or any Creditor for claims, losses, liabilities or damages resulting from any failure to comply with Orders or delay in complying with Orders if such failure or delay is due to circumstances beyond Depository’s reasonable control.

(e) Depository will not have any liability to Customer or any Creditor for claims, losses, liabilities or damages suffered or incurred by Customer or such Creditor as a result of or in connection with this Agreement except to the extent such losses, liabilities and damages directly result from Depository’s gross negligence or willful misconduct.

(f)  In no event will Depository have any liability to Customer or any Creditor in connection herewith for any consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or Depository knew or should have known the likelihood of such damages in any circumstances.

7. Indemnity.

(a) Customer will indemnify Depository, its officers, directors, employees, and agents against claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of Depository's in-house legal counsel and staff) arising out of this Agreement or Depository following any Order or other instruction or request of Customer or any Creditor in connection with this Agreement, except to the extent the claims, liabilities, costs and expenses are caused by Depository’s gross negligence or willful misconduct.

(b) Each Creditor will indemnify Depository, its officers, directors, employees, and agents against claims, demands, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of Depository's in-house legal counsel and staff), arising out of Depository following any Order or other instruction or request of such Creditor (but not the other Creditor) in connection with this Agreement, except to the extent the claims, liabilities, costs and expenses are caused by Depository’s gross negligence or willful misconduct. The applicable Creditor will pay such amount as may be due to Depository under this indemnity within twenty (20) days of demand on such Creditor by Depository to the extent such amount has not been paid in full by Customer within ten (10) days after demand on Customer by Depository; provided however, that if Depository is stayed from making such demand upon Customer as a result of a bankruptcy or similar proceeding, then Depository shall be deemed to have made such demand upon Customer at the commencement of such proceeding.

(c) A Creditor’s and Customer’s liabilities to Depository under this Section are joint and several; provided a Creditor’s liabilities to Depository under this section are not joint and several with the liabilities of the other Creditor.

8. Termination; Survival.

(a) Controlling Creditor may terminate this Agreement by notice to the Subordinated Creditor (to the extent the Subordinated Creditor is not the Controlling Creditor), Depository and Customer; provided, however, that upon notice by the Senior Creditor to the Depository and Customer of the termination of this Agreement without the express written consent of the Subordinated Creditor, this Agreement shall be deemed assigned to the Subordinated Creditor. Depository may terminate this Agreement on thirty (30) day’s notice to Creditors and Customer; provided however that, with respect to a particular Creditor, this Agreement may be terminated immediately as to such Creditor (but not the other Creditor) by notice from Depository to such Creditor and Customer should such Creditor fail to make any payment when due to Depository hereunder.

(b)  This Agreement shall terminate upon Depository's receipt of written notice from Controlling Creditor expressly stating that Controlling Creditor no longer claims any security interest in the Account; provided, however, that upon notice by the Senior Creditor to the Depository and Customer of the termination of this Agreement without the express written consent of the Subordinated Creditor, this Agreement shall be deemed assigned to the Subordinated Creditor.

(c) Sections 4, “Returned Item Amounts,” 6, “Depository’s Responsibility,” and 7, “Indemnity,” will survive termination of this Agreement.

9. Governing Law. This Agreement and the Account shall be governed by and construed in accordance with the laws of the State of Texas. Depository may not change the law governing the Account without Creditors’ express written consent, which consent shall not be unreasonably withheld.

10. Entire Agreement. This Agreement is the entire agreement and supersedes any prior agreements and contemporaneous oral agreements of the parties concerning its subject matter.

11. Amendments; Waivers. This Agreement may be amended or modified only in writing signed by all parties hereto, and no waiver of any right under this Agreement will be binding unless it is in writing and signed by the party to be charged.

12. Severability. To the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted.

13. Other Agreements. As long as this Agreement remains in effect, transactions involving the Account shall be subject, except to the extent inconsistent herewith, to the provisions of such deposit account agreements, disclosures, and fee schedules as are in effect from time to time with respect to the Account.

14. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of Depository, Creditors and Customer and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15. Notices. All Orders, notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the address or facsimile number set forth below its signature, or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request or demand shall be effective on receipt. The delivery of any Order to Depository shall be effective only if in writing, signed by Controlling Creditor, and delivered to each of the addresses of Depository set forth below, addressed to the attention of “Account Control Agreement Demands”, by certified mail, return receipt requested, or by traceable hand delivery. Electronic or facsimile delivery, or any other non-conforming Order, shall not be binding upon Depository, although Depository may in its sole discretion accept and act on Orders conveyed in any manner, including orally, if believed to be authorized.

16. Amendment and Restatement. The Depository, Customer and the Subordinated Creditor entered into that Deposit Account Control Agreement dated as of April 1, 2008 (the “Existing Agreement”) in order to set forth the parties’ relative rights and duties with respect to the Account (as defined therein) established by Customer at Depository. The parties to the Existing Agreement desire to amend and restate the Existing Agreement in its entirety. In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Agreement in its entirety, without constituting a novation of the Existing Agreement, any obligations of Despository, Subordinated Creditor or Customer, as set forth herein or the perfection of any lien effectuated through the entering into of the Existing Agreement.

[CONTINUED ON FOLLOWING PAGE]

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LOAN NUMBER:

DEPOSITORY:

WELLS FARGO BANK, N.A.
By:	By:
Name: Rafael A. Valiente	Name: Don Kendrick
Title: Relationship Manager	Title: Regional President
Telephone: (512) 344-7430	Telephone: (512) 344-7202
Address of Account Officer: Wells Fargo Bank, N.A. Attn: Account Control Agreement Demands 111 Congress Avenue 3rd Floor Austin, Texas 78701	Address of Regional President: Wells Fargo Bank, N.A. Attn: Account Control Agreement Demands 111 Congress Avenue 2nd Floor Austin, Texas 78701

Address for Notices:	With a copy to:
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
Attn: Rafael A Valiente	Attn: John B Smith
111 Congress Avenue, 3rd Floor	111 Congress Avenue, 3rd Floor
Austin, TX 78701	Austin, TX 78701
Rafael.a.valiente@wellsfargo.com	John.b.smith@wellsfargo.com
Tel: (512) 344-7430	Tel: (512) 344-8408
Fax: (512) 344-7379	Fax: (512) 344-7379

Wells Fargo Bank, National Association
Attn: Mark Curry
111 Congress Avenue, 2nd Floor
Austin, TX 78701
Mark.J.Curry@wellsfargo.com
Tel: (512) 344-7207
Fax: (512) 344-7291

Wells Fargo Bank, National Association
Attn: Don Kendrick
111 Congress Avenue, 2nd Floor
Austin, TX 78701
Don.kendrick@wellsfargo.com
Tel: (512) 344-7202 / Fax: (512) 344-7291

VIKING ASSET MANAGEMENT, LLC, as Subordinated Creditor	STO OPERATING COMPANY
By:	By:
Name:	Name: Wayne A. Psencik
Title:	Title: President
Address: 600 Montgomery Street 44th Floor San Francisco, California 94111 Attention: Michael Rudolph Facsimile: 415-981-5301 Telephone: 418-981-5300	Address: 300 E. Sonterra Blvd., Suite 1220 San Antonio, Texas 78258 Attention: Wayne A. Psencik, President Facsimile: Telephone:

VIKING ASSET MANAGEMENT, LLC, as Senior Creditor
By:
Name:
Title:
Address: 600 Montgomery Street 44th Floor San Francisco, California 94111 Attention: Michael Rudolph Facsimile: 415-981-5301 Telephone: 418-981-5300